EXHIBIT 16.1




February 19, 2001



Securities and Exchange Commission
Mail Stop 9-5
450 5th Street, N.W.
Washington, D.C.  20549

Dear Sir or Madam:

         We have read Item 4(a) on Form 8-K of Tel-Voice Communications, Inc. and agree with the statements contained therein.

Very truly yours,



/s/ Merdinger, Fruchter, Rosen & Corso, P.C.
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Merdinger, Fruchter, Rosen & Corso, P.C.